Exhibit 10.1

CERTAIN INFORMATION, IDENTIFIED BY AND REPLACED WITH A MARK OF “[____],” HAS BEEN EXCLUDED FROM THIS DOCUMENT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

Apollo Carry Award

Delivered Via Email

Dear [____]

We are pleased to welcome you to the Apollo Carry Award Program in respect of 2023. On behalf of Apollo Global Management, Inc. (the “Company” and together with its subsidiaries and affiliates “Apollo”) and the carry partnerships listed below (each a “Partnership”),1 you have been selected to receive an Apollo Carry Award (your “ACA”).
In connection with your ACA, you have been allocated direct and/or notional points (“ACA Points”) in or relating to the Partnerships. Your ACA Points entitle you to share in distributions and/or receive payments based on a portion of the carried interest (or other operating income) earned with respect to specified fund vehicles (the “Funds”) for which each Partnership serves as general partner or special limited partner, subject to the terms in this award letter (“Award Letter”) and the award documents for each component of your ACA listed on the ACA Document Checklist (the “ACA Documents”). Any capitalized terms used and not defined in this Award Letter are defined in Annex A hereto.
The ACA Points awarded to you are as follows:

Partnership	2023 Award Value	Number of Points	Point Type	Initial/ Additional	Direct/ Notional	83(b) Election Required
Apollo Advisors IX, L.P.	[____]	[____]	[____]	[____]	[____]	[____]
Apollo Advisors X, L.P.	[____]	[____]	[____]	[____]	[____]	[____]
Apollo Hybrid Value Advisors II, L.P.	[____]	[____]	[____]	[____]	[____]	[____]
Apollo EPF Advisors IV, L.P.	[____]	[____]	[____]	[____]	[____]	[____]
Apollo ADIP Advisors, L.P	[____]	[____]	[____]	[____]	[____]	[____]
Apollo Accord+ Advisors, L.P.	[____]	[____]	[____]	[____]	[____]	[____]
Total	[____]	[____]	[____]	[____]	[____]	[____]

1 To the extent the context so requires, references to each Partnership herein also include the alternative vehicles of each Partnership.

Effective Date	[____]
Capital Commitment for ACA Points	[____]
Vesting Commencement Date	[____]
Vesting Schedule	[____]
Profits Interests
For each component Partnership to which you are now being admitted as a new limited partner and being issued direct points in respect of your ACA Points, you will be entitled to share in distributions on such direct points only to the extent that amounts received by each such Partnership are determined to be (a) sourced out of appreciation in the assets of the Fund entities after the date hereof or (b) otherwise consistent with the treatment of your direct points as profits interests for U.S. federal income tax purposes. Subject to the foregoing and the other terms provided in the ACA Documents, your share of future distributions received by a Partnership after the date of this Award Letter will be calculated as if you had held your direct points since [____].
Distributions and Vesting
You will share in distributions (or receive notional payments) made with respect to each Partnership on a pro rata basis with the Partnership’s other point holders until the date when you give or receive notice of resignation or termination of employment or service with Apollo or the date of your death or disability (referred to as the date you become a “Retired Partner” under the partnership agreements governing certain of your ACA Points, and referred to herein as the “Vesting End Date”). Thereafter, you will share in distributions or receive notional payments only with respect to your vested ACA Points. For the avoidance of doubt, there will be no prorated vesting for any partial calendar quarter of service. For example, if your Vesting End Date occurs in the middle of a calendar quarter (i.e. August 1), vesting will cease as of the end of the most recently completed calendar quarter of service (i.e. June 30) and if your Vesting End Date occurs on the last day of calendar quarter (i.e. June 30), vesting shall include such complete calendar quarter.
From and after your Vesting End Date, any unvested ACA Points (including those not eligible for vesting) are forfeited, and you will retain only ACA Points that have vested for each component Partnership.
If your Vesting End Date occurs before the [____] anniversary of your first day of service to Apollo (other than by reason of death or disability), no ACA Points will vest.
If your Vesting End Date occurs as a result of death or disability prior to the [____] anniversary of your Vesting Commencement Date, an additional number of ACA Points shall vest equal to [____] of the difference between (a) the amount then vested based on [____] vesting schedule, and (b) [____] of the ACA Points awarded for each component Partnership.
If you receive notice of termination from Apollo as a result of conduct constituting Cause or your breach of a restrictive covenant to which you are subject at any time, no ACA Points will vest, and all ACA Points (including previously vested ACA Points, if any) will be forfeited retroactive to the date of the first occurrence of the conduct constituting Cause or breach.
In order to ensure timing of deal resolutions does not produce inequitable economic overtures, the Partnerships have authority in various deals to delay or reallocate distributions (which may also affect related notional payments).

Clawback; Corporate Clawback Policy

You will be responsible for a pro rata share of any clawback obligation owed by any of the Partnerships for the benefit of applicable Fund investors (or otherwise) at the end of the applicable Fund’s life. Your share of any clawback obligation with respect to any Fund is calculated separately on the basis of the amount of distributions or payments received by you only with respect to the vehicle giving rise to the clawback obligation, without taking into account distributions or payments received by you with respect to any other vehicle. Your ACA Documents related to each Partnership include both a personal guarantee of the clawback obligation and/or an “SRA”, which is a reimbursement agreement for the benefit of the Apollo entity that has provided a guarantee to investors for the full amount of any clawback or otherwise has repayment obligations with respect to the applicable Fund or its investments, in each case relating to your pro rata share of any clawback payment. The SRA permits Apollo to hold back amounts that would otherwise be distributable or payable to you whenever it determines that a clawback would be due on a pro forma basis assuming liquidation of the applicable Fund at fair value as of a recent valuation date. The SRA also permits Apollo to satisfy your share of any clawback obligation from any amounts due to you from other entities controlled by Apollo.
If you executed a personal guarantee of clawback obligations and/or SRA in connection with a prior award of direct points in one or more the Partnerships, the terms of such agreements will also apply to your ACA Points with respect to the relevant Partnership, and such terms shall be applied mutatis mutandis.
To the extent mandated by applicable law, stock exchange or accounting rule and/or set forth in a written clawback policy adopted by Apollo, amounts distributed or paid in respect of ACA Points may be subject to clawback by Apollo under such law, rule and/or policy and, accordingly, you may be required to refund such amounts to Apollo.
Additional Terms and Conditions
Restrictive Covenants: As a condition of the receipt and retention of your ACA Points, you agree to comply with your obligations and covenants under Apollo’s standard Covenants Agreement (“ECA”). You agree that the restrictive covenants that apply to you as set forth in the ECA are incorporated by reference as if contained herein. You acknowledge and agree that the Company would not have granted this award if you had not agreed to be bound by such restrictive covenants, and violation of any such restrictive covenants results in immediate forfeiture of all your ACA Points.
No Mandatory Holdback for Purchase of Company Shares: Distributions or payments in respect of your ACA Points will not be held back for the purchase of shares of the Company.
Notional Points: Payments related to any Notional Points being issued to you hereunder are subject to additional terms in the applicable Notional Bonus Plan, as may be amended or modified from time to time in accordance with its terms.
Dilution and Designated Points: Generally, ACA Points will not be diluted as a result of new points issued by the Partnerships to Team Members (as defined in the applicable Partnership agreements). However, awards of certain “designated points” or “designated investment distributions” in the Partnerships that entitle recipients to carried interest distributions or related payments derived from specific portfolio investments (“Designated Points”) dilute all life of fund points, including but not limited to ACA Points on a pro rata basis with respect to distributions or payments related to the relevant Fund portfolio investment. You may be required to return distributions or payments made with respect to your ACA Points to the extent subsequently determined to be necessary to satisfy obligations associated with an award of Designated Points.

Strategic Partnerships: Apollo may form special purpose vehicles (each, a “Strategic Partnership”) to enable one or more strategic partners to invest in or alongside one or more Apollo funds or products, including the Funds, on customized terms. If a Partnership derives any carried interest or similar performance compensation from a Strategic Partnership that is attributable to an investment in or alongside a Fund, you will not share in any such carried interest or similar performance compensation derived from any such Strategic Partnership in respect of your ACA Points.
Additional Points: If you previously received an award in respect of one or more Partnerships, except as otherwise described herein, the award documents you executed in connection with your prior awards shall continue to govern the terms of your existing interest in the relevant Partnership.
Execution and Delivery of Documents, Governing Law and Miscellaneous
Your receipt and retention of your ACA Points is contingent on your satisfaction of the signing requirements indicated on the ACA Document Checklist, the terms and conditions set forth herein and in the ACA Documents, including any annexes or exhibits attached hereto or thereto, and, if applicable, the terms and conditions of any documents governing any prior awards in respect of one or more Partnerships. Unless you are already a limited partner of any Partnership, your admission to each Partnership from which you will receive direct points as a limited partner will take effect upon your execution of your signed ACA Participant Execution Page below. This Award Letter is governed by and is to be construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws that would cause the laws of another jurisdiction to apply. This Award Letter is binding on and enforceable against the parties set forth on the attached ACA Participant Execution Page (to the extent set forth therein), including each Partnership from which you receive direct points (in respect of the direct points associated with such Partnership and all related matters set forth herein) and you. Except as otherwise described herein and in the ACA Documents, this Award Letter may be amended only with the consent of each party hereto. This Award Letter may be executed by electronic signature and in one or more counterparts, all of which constitute one and the same instrument.
If you are being newly admitted to any Partnership, you must file the Section 83(b) Election Forms provided as part of your ACA Documents with the IRS at the address indicated on the Section 83(b) Election Forms, no later than [____]. We encourage you to consult with your individual tax advisors with respect to the potential tax consequences of becoming a limited partner in each Partnership. The Section 83(b) Election Form is only required for Partnerships to which you were not already admitted as a limited partner (see table on first page to confirm if you are required to file for each component of your ACA Points).
Please review each document described in the attached ACA Document Checklist. If you have any questions, please contact Employee Investor Services at [____].
**********

Thank you for being part of Apollo’s team.

Very truly yours,

Solely in respect of your ACA Points related to Apollo Advisors IX, L.P.:

Name: [____]
Title: [____]

Solely in respect of your ACA Points related to Apollo Advisors X, L.P.:

Name: [____]
Title: [____]

Solely in respect of your ACA Points related to Apollo Hybrid Value Advisors II, L.P.:

Name: [____]
Title: [____]

Solely in respect of your ACA Points related to Apollo EPF Advisors IV, L.P.:

Name: [____]
Title: [____]

Solely in respect of your ACA Points in related to Apollo ADIP Advisors, L.P.:

Name: [____]
Title: [____]

In respect of your ACA Points with respect to Accord+ Notional Bonus Plan: or other Notional Points

Name: [____]
Title: [____]

ACA: Participant Execution Page

The undersigned acknowledges receipt of the following agreements, including any annexes or exhibits thereto (all such documents together with the Award Letter constitute “ACA Documents”), which may have been received earlier if the undersigned has already been admitted as a limited partner to any of the Partnerships listed below:
With respect to any Direct Points in any of the Partnerships, your ACA Documents include for each vehicle:
1)Award Letter
2)Exempted Limited Partnership Agreement
3)Clawback Guarantee
4)Secured Reimbursement Agreement
With respect to any Notional Points, your ACA Documents include:
1)Award Letter
2)Notional Bonus Plan
3)Secured Reimbursement Agreement
This execution page constitutes a counterpart signature page to each of the ACA Documents. The undersigned hereby undertakes and agrees to join in, adhere to and be bound by each of the ACA Documents, with effect from the date of the Award Letter. Without limitation to the foregoing, the undersigned hereby confirms the power of attorney granted in the limited partnership agreements of all Partnerships in which the undersigned is being admitted as a limited partner (and receiving an “Initial” award as described in the Award Letter), including Apollo Advisors X, Apollo Advisors IX, L.P., Apollo EPF Advisors IV, L.P., Apollo Hybrid Value Advisors II, L.P., and Apollo ADIP Advisors, L.P. to which it adheres, as if such power of attorney were set forth in full herein.

This execution page shall be governed by the laws of the State of New York.

Name of Participant:	________________________________
Signature of Participant:	________________________________
Date Signed	________________________________